                                                                   EXHIBIT 10.56

                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

     This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the "First Amendment"), dated as of November 22, 2004 (the "Effective Date"), is by and between Barry Diamond ("Employee") and SED International, Inc., a Georgia corporation (the "Company");

                                  WITNESSETH:

     WHEREAS, Employee and the Company desire to continue the employment relationship established by the Employment Agreement dated as of November 22, 2002 between Employee and the Company (the "Agreement"), with certain modifications to the terms of that relationship; and

     WHEREAS, Employee and the Company desire to memorialize those modifications in this First Amendment;

     NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, the Agreement is hereby modified and amended as follows:

     1. Section 1 of the agreement is amended by deleting the first sentence of the existing Section and adding the following sentence in its place:

          Employment of Employee. This agreement is effective for a period of two (2) years commencing as of November 22, 2004, unless this Agreement is sooner terminated pursuant to the provisions hereof.

     2. Section 2 of the Agreement is amended by deleting the first sentence of the existing Section a and adding the following sentence in its place:

          (a) Employee's annual base salary during the term of this Agreement shall be $200,000.00.

     3. Section 2 of the agreement is further amended by deleting section (c) in its entirety.

     Except as modified, amended, or deleted herein, all other provisions of the Agreement shall continue in full force and effect until the termination or expiration of the Agreement as amended herein.

     IN WITNESS WHEREOF, the parties hereto have signed this FIRST AMENDMENT TO EMPLOYMENT AGREEMENT as of the date first above written.

                                        Employee:


                                        /s/ Barry Diamond                 (SEAL)
                                        ---------------------------------
                                        Barry Diamond


                                        Company:

                                        SED INTERNATIONAL, INC.


                                        By: /s/ Mark Diamond
                                            ------------------------------------
                                        Name: Mark Diamond
                                        Title: President and CEO

                                                                (CORPORATE SEAL)

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of the 22nd day of November, 2002 between Barry Diamond (the "Employee") and SED International, Inc., a Georgia corporation (the "Subsidiary") and wholly-owned subsidiary of SED International Holdings, Inc., a Georgia corporation (the "Company").

                                   WITNESSETH:

     WHEREAS, the Subsidiary desires to enter into this Agreement regarding Employee's employment by the Subsidiary and Employee desires to accept the terms of said employment;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

     1. Employment of Employee. This Agreement is effective for a period of two
(2) years commencing as of November 22, 2002, unless this Agreement is sooner terminated pursuant to the provisions hereof. Employee agrees to such employment on the terms and conditions herein set forth and agrees to devote his best efforts to his duties under this Agreement and to perform such duties diligently and efficiently and in accordance with the directions of the Subsidiary.

     During the term of this Agreement, Employee shall be employed as Vice President -- Wireless Division of the Subsidiary reporting to the President. In Employee's capacity as Vice President -- Wireless Division of the Subsidiary, Employee shall be responsible for all management of wireless phone sales, purchasing and pricing of the Subsidiary and otherwise have the duties and responsibilities accorded to such position as set forth in the Subsidiary's Bylaws, and such other and further duties as may from time to time become necessary for the management of the Subsidiary, as determined by the Board of Directors.

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     Employee shall devote substantially all of Employee's business time, attention and energies to the business of the Subsidiary shall act at all times in the best interests of the Subsidiary and shall not during the term of this Agreement be engaged in any other significant business activity, whether or not such business is pursued for gain, profit or other pecuniary advantage, except as contemplated by this Agreement.

     2. Compensation and Benefits.

          (a) Employee's annual base salary during the term of this Agreement shall be $186,000.00

          (b) Employee's base salary shall be paid by the Subsidiary pursuant to its customary payroll practices

          (c) Commencing on November 22, 2003 and on each November 22nd thereafter during the term of this Agreement, the annual base salary shall be increased (but not decreased) by an amount equal to three percent (3%) of the then annual base salary, together with such other increases, if any, as shall be approved by the Subsidiary's Board of Directors.

          (d) The Subsidiary shall provide Employee such medical coverage and other benefits as are provided to its other employees, subject to Employee meeting any eligibility or other requirements of such coverages or benefits. The Subsidiary has the right to change or eliminate any of its benefits plans at any time. The Employee shall also be entitled during the term of this Agreement to the use of an automobile, with the premiums for the automobile insurance coverage thereon, together with the reasonable cost of maintenance and other expenses (including gasoline) being payable by the Subsidiary or its designee. The Employee shall have the option to have the use of a new (replacement) automobile on the second anniversary of this Agreement. The amount of insurance coverage shall be determined by the Subsidiary or its designee in accordance with the policies of the Subsidiary, from time to time in effect. As a condition to the use of such automobile, Employee shall cooperate fully with the Subsidiary or its designee in connection with obtaining and maintaining in effect any such policy of insurance.

          (c) Employee shall be entitled to four (4) weeks of paid vacation per year.

     3. Personnel Policies. Employee shall conduct himself at all times in a businesslike and professional manner as appropriate for a person in his position and shall represent the Subsidiary in all respects as complies with good business and ethical practices. In addition, Employee shall be subject to and abide by the policies and procedures of the Subsidiary.

     4. Business Expenses. Employee shall be reimbursed by the Subsidiary for ordinary, necessary and reasonable business expenses consistent with the Subsidiary's policies concerning reimbursement of such expenses; provided that, Employee shall first document said business expenses in the manner generally required by the Subsidiary under its policies and procedures, and in any event, the manner required to meet applicable regulations of the Internal Revenue Service relating to the deductibility of such expenses.

     5. Location of Employment. At no time during the term of this Agreement shall the Employee be asked or required to transfer his place of employment to a location that is of a radius more than thirty five (35) miles from the Subsidiary's current offices located at 4916 North Royal Atlanta Drive, Tucker, Georgia 30085.

     6. Termination.

          (a) This Agreement may be terminated for good cause by the Subsidiary upon written notice to Employee. As used herein, "good cause" means: (i) any act of fraud or dishonesty; (ii) any act of theft or embezzlement; (iii) the breach of any material provision of this Agreement by Employee (provided that such breach is not cured by Employee within 30 days of receiving written notice of such breach from the Subsidiary); (iv) violation of the policies and procedures of the Subsidiary; (v) failure to comply with the directions of the Board of Directors of the Subsidiary. (vi) engaging in any unlawful harassment of discrimination, (vii) the conviction of Employee of any crime involving moral turpitude (whether felony or misdemeanor) or involving any felony; (viii) any act of moral turpitude by Employee that materially adversely affects the Subsidiary or its business reputation; (ix) violation of state or federal securities laws; (x) violation of the laws, rules and regulations of any stock exchange, over-the-counter trading system, including the Nasdaq Stock Market, Inc., or the National Association of Securities Dealers, Inc.; or (xi) any other matter constituting "good cause" under the laws (including, inter alia, statutes, regulations or judicial case law) of the State of Georgia.

          (b) This Agreement also shall terminate immediately upon the death of Employee, or immediately upon written notice to Employee if Employee shall at any time be unable to perform the essential functions of his job hereunder, by reason of a physical or mental illness or condition, with or without reasonable accommodation, for a continuous period of 180 consecutive days, as certified by a physician or physicians selected by the Board of Directors of the Subsidiary.

          (c) In the event of termination under subsections (a) of this Section 6, the base salary, less applicable withholdings, and other benefits provided herein shall be paid to Employee up to the effective date of termination of this Agreement, and not thereafter, subject to any benefit continuation requirements under applicable laws or regulations.

          (d) In the event of termination under subsection (b) of this Section 6, the Subsidiary shall pay to Employee or Employee's estate or personal representative, as appropriate, the greater of (i) Employee's base salary, less applicable withholdings, plus benefits, for the remaining period of the Agreement or (ii) twelve (12) months of base salary, less applicable withholdings, plus benefits for such monthly period.

          (e) The Subsidiary may terminate this Agreement at any time without "good cause" upon written notice to Employee. In the event of such termination, the Subsidiary shall pay to Employee the greater of (i) Employee's base salary, less applicable withholdings, plus benefits, for the remaining period of the Agreement or (ii) twelve (12) months of base salary, less applicable withholdings.

          (f) All such payments owing under this Section 6 shall be payable concurrently at the time of termination. Other than the payments of the base salary and benefits amounts as specified herein, no further payments of any kind shall he made to Employee.

     7. Products, Notes, Records and Software. All memoranda, notes, records and other documents and computer software created, developed, compiled or used by Employee or made available to Employee during the term of this Agreement concerning or relative to the business of the Subsidiary, including without limitation, all customer data, marketing and sales information, billing information, service data and other technical material of the Subsidiary, is the Subsidiary's property. Employee agrees to deliver all such materials to the Subsidiary within three (3) business days after the termination of this Agreement.

     8. Nondisclosure. Employee acknowledges and agrees that during the term of this Agreement, he will have access to and become familiar with information that the parties acknowledge to be confidential, valuable and uniquely proprietary information regarding the Subsidiary, its customers and employees. Employee further acknowledges that the disclosure or unauthorized use of Trade Secrets, as defined under applicable state law, or confidential information by Employee would harm the Subsidiary's business. Employee therefore promises and agrees that, during the term of Employee's employment and for two (2) years thereafter. Employee shall not use or disclose, directly or indirectly, for any purpose any such confidential or proprietary information which includes, without limitation, technical materials of the Subsidiary, sales and marketing information, customer account records, billing information, training and operations information, materials and memoranda, personnel records and pricing and financial information relating to the business, accounts, vendors, suppliers, customers, prospective customers, employees and affairs of the Subsidiary. Employee further agrees that Employee will not, at any time during or after the term of Employee's employment with the Subsidiary, use, reveal or divulge any Trade Secrets.

     9. Restrictive Covenants. Employee acknowledges and agrees that, because of his employment he has access to confidential or proprietary information concerning vendors, suppliers and customers of the Subsidiary and has established relationships with such vendors, suppliers and customers. In exchange for valuable consideration to be given by the Subsidiary to Employee, as provided herein, Employee agrees to the following provisions:

          (a) Employee agrees that during the term of his employment and for a period of one (1) year thereafter, Employee shall not, directly or indirectly, either individually, in partnership, jointly, or in conjunction with, or on behalf of any person, firm, partnership, corporation, or unincorporated association or entity of any kind, (i) provide domestic or international sales, purchasing, human resources, distribution operations, marketing services as an officer or management level employee to any competitor of the Subsidiary listed on Exhibit A attached hereto, which purchase, market and sell computer and related products and/or cellular telephones and related products (collectively, the "Business"); or (ii) otherwise obtain any interest in (except as a stockholder holding less than two percent (2%) interest in a corporation which is traded on a national exchange or in an automated quotations system), or perform consulting services for, or otherwise participate in the ownership, management, or control of, the companies listed on Exhibit A attached hereto;

          (b) Employee agrees that during the term of his employment and for a period of one (1) year thereafter, Employee shall not, directly or indirectly, either individually, in partnership, jointly, or in conjunction with, or on behalf of, any person, firm, partnership, corporation, unincorporated association or other entity of any kind, solicit or contact, for the purpose of providing products or services the same as or substantially similar to those provided by the Subsidiary in connection with the Business, any person or entity that, during the term of Employee's employment with the Subsidiary, was a vendor, supplier or customer of the Subsidiary with whom Employee had contact during the last twelve (12) months of his employment, or was a prospective vendor, supplier or customer of the Subsidiary with whom Employee had contact during the last twelve (12) months of his employment; and

          (c) Employee agrees that during the term of his employment and for a period of one (1) year thereafter, Employee shall not, directly or indirectly, either individually, in partnership, jointly, or in conjunction with, or on behalf of, any person, firm, partnership, corporation, unincorporated association or other entity of any kind, hire or solicit, or attempt to hire or solicit, for employment any person who was employed by the Subsidiary up to 90 days prior to the date of termination of the Employee's employment or persuade or attempt to persuade any such person to terminate or modify his or her employment relationship, whether or not pursuant to a written agreement, with the Subsidiary.

     Employee acknowledges that the time restrictions and scope included in this
Section 9 are as narrow as possible and cannot be reduced and still adequately protect the Subsidiary's business interests. Employee acknowledges that the scope of this Section 9 is reasonable and necessary to protect the Subsidiary's legitimate business interests.

     10. Remedy for Breach. Employee agrees that the damage to the Subsidiary resulting from any actual or threatened breach by Employee of any of the covenants contained in Sections 7, 8 and 9 of this Agreement would be immediate, irreparable and difficult to measure, and that money damages would not be an adequate remedy. Therefore, Employee agrees that the Subsidiary shall be entitled to specific performance of the covenants in any of such sections or injunctive relief, by temporary or permanent injunction or other appropriate judicial remedy, writ or order, or both, in addition to any damages and legal expenses (including attorneys' fees) which the Subsidiary may be legally entitled to recover.

     11. Survival. The provisions of Sections 7, 8, 9 and 10 shall survive termination of this Agreement.

     12. Change of Control. If a Change of Control occurs while the Employee is employed by the Subsidiary during the term of this Agreement, or during any extension thereof, and:

          (a) the Employee's employment is terminated involuntarily, or voluntarily by the Employee based on (i) material changes in the nature or scope of the Employee's duties or employment, (ii) a reduction in compensation of the Employee made without the Employee's consent, (iii) a relocation of the Subsidiary's executive offices outside the Atlanta, Georgia Metropolitan Area or farther than 35 miles from the present location of the executive offices, or
(iv) a good faith determination made by the Employee, upon consultation with the Board of Directors of the Subsidiary, that it is necessary or appropriate for the Employee to relocate from the Atlanta, Georgia Metropolitan Area to enable Employee to perform his duties hereunder, the

Employee may, in his sole discretion, give written notice within thirty (30) days after the date of termination of employment to the Secretary or Assistant Secretary of the Subsidiary that he is exercising his rights hereunder and requests payment of the amounts provided for under this Section 12; or

          (b) the Employee gives written notice of his termination of employment for any reason concurrently with the time a Change of Control occurs or any time within thirty (30) days after the date the Change of Control becomes effective to the Secretary or Assistant Secretary of the Subsidiary, he may exercise his rights hereunder and request payment of the amounts provided for under this
Section 12 (the notice provided pursuant to Subsection 12(a) or Subsection 12(b) is referred to as the "Notice of Exercise").

     If the Employee gives a Notice of Exercise to receive the payments provided for hereunder, the Subsidiary shall pay to or for the benefit of the Employee, immediately upon the Subsidiary's receipt of the Notice of Exercise, a single cash payment for damages suffered by the Employee by reason of the Change in Control (the "Executive Payment") in an amount equal to 2.99 times the aggregated of Employee's annual base salary, bonuses and other benefits owing to Employee, subject to the provisions of Sections 21, 22 and 23.

     The Executive Payment shall be in addition to and shall not be offset or reduced by (i) any other amounts that have been earned or accrued or that have otherwise become payable or will become payable to the Employee or his beneficiaries, but have not been paid by the Subsidiary at the time the Employee gives the Notice of Exercise including, without limitation, salary, bonuses, severance pay, consulting fees, disability benefits, termination benefits, retirement benefits, life and health insurance benefits or any other compensation or benefit payment that is part of any previous, current or future contract, plan or agreement, written or oral, and (ii) any indemnification payments that may have accrued but not paid or that may thereafter become payable to the Employee pursuant to the provisions of the Subsidiary's Articles of Incorporation, Bylaws or similar policies, plans or agreements relating to the indemnification of Employee under certain circumstances. The Executive Payment shall not be reduced by any present value calculations.

     In the event the Employee dies after giving the Notice of Exercise but prior to receipt of the Executive Payment, then the Employee's estate or legal representative shall be entitled to receive the Executive Payment.

     13. Certain Additional Definitions.

          "AFFILIATE" or "AFFILIATED" means any person, firm, corporation, partnership, association or entity, either directly or indirectly, that controls, is controlled by, or is under common control with a specified person, firm, corporation, partnership, association or entity.

          "ASSOCIATE" means (1) any corporation, partnership or other entity of which a specified person is an officer or partner, or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities thereof, (2) any trust or estate in which the specified person has a substantial beneficial interest or as to which the specified person serves as trustee or in a similar fiduciary capacity, (3) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person, and (4) any person who is a trustee, officer or partner of such specified person or of any corporation, partnership or other entity that is an Affiliate of such specified person.

          "ATLANTA, GEORGIA METROPOLITAN AREA" means the counties of Clayton, Cobb, DeKalb, Fulton and Gwinnett, Georgia

          "BENEFICIAL OWNER" shall be defined by reference to Rule 13d-3 under the Exchange Act as such Rule may be amended from time to time; provided, however, that any individual, corporation, partnership, Group, association or other person or entity which, directly or indirectly, owns or has the right to acquire any of the Company's or the Subsidiary's outstanding securities entitled to vote generally in the election of directors at any time in the future, whether such right is contingent, absolute, direct or indirect, pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options or otherwise, shall be deemed the Beneficial Owner of such securities.

          "CHANGE OF CONTROL" shall be deemed to have occurred if and when (1) any individual, corporation, partnership, Group, association or other person or entity, together with his, its or their Affiliates or Associates (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company) hereafter becomes the Beneficial Owner of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; (2) the Continuing Directors of the Company shall at any time fail to constitute a majority of the members of the Board of Directors of the Company; (3) all or substantially all of the assets of the Company are sold, conveyed, transferred or otherwise disposed of, whether through one event or a series of related events, without being Duly Approved by the Continuing Directors of the Company; (4) any individual, corporation, partnership, Group, association or other person or entity, together with his, its or their Affiliates or Associates, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Subsidiary, becomes the Beneficial Owner of securities of the Subsidiary representing thirty percent (30%) or more of the combined voting power of the Subsidiary's then outstanding securities entitled to vote generally in the election of directors; or (5) all or substantially all of the assets of the Subsidiary are sold, conveyed, transferred or otherwise disposed of, whether through one event or a series of related events, without being Duly Approved by the Continuing Directors of the Subsidiary.

     "CONTINUING DIRECTOR" means a director who either was a member of the Board of Directors of either the Company or the Subsidiary, as the case may be, on the date hereof, or who becomes a member of the Board of Directors of either the Company or the Subsidiary, as the case may be, subsequent to such date and whose election or nomination for election by the Board of Directors of that company was Duly Approved by the Continuing Directors of that company at the time of such election or nomination, either by a specific vote or by approval of the proxy statement issued by that company on behalf of the Board of Directors of that company in which such person is named as a nominee for director.

     "DULY APPROVED BY THE CONTINUING DIRECTORS" means an action approved by the vote of at least a majority of the Continuing Directors then on the Board of Directors of either the Company or the Subsidiary, as the case may be; provided, however, if the votes of such Continuing Directors in favor of such action would be insufficient to constitute an act of the entire Board of Directors of that company as if a vote by all of its members had been taken, or if the number of persons constituting the Continuing Directors of that company shall be equal to or less than three, then the term Duly Approved by the Continuing Directors shall mean an action approved by the unanimous vote of the Continuing Directors then on the Board of Directors of that company.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "GROUP" means persons who act in concert as described in Section 13(d)(3) of the Exchange Act as may be amended from time to time.

     14. Invalidity of Any Provision. It is the intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies at each state and jurisdiction in which such enforcement is sought, but that the unenforceability (or the modification to conform with such laws or public policies) of any provision hereof shall not render unenforceable or impair the remainder of this Agreement which shall be deemed amended to delete or modify, as necessary, the invalid or unenforceable provisions. The parties further agree to alter the balance of this Agreement in order to render the same valid and enforceable.

     15. Applicable Law. This Agreement is being executed in the State of Georgia and shall be construed and enforced in accordance with the laws of said jurisdiction.

     16. Waiver of Breach. The waiver by the Subsidiary of a breach by Employee of any provision of this Agreement may only be made in writing and shall not operate or be construed as a waiver of any subsequent breach by Employee.

     17. Successors and Assigns. This Agreement shall inure to the benefit of the Subsidiary, its subsidiaries and affiliates, and their respective successors and assigns.

     18. Entire Agreement. This Agreement contains the entire agreement of the parties and supersedes all prior agreements regarding Employee's employment by the Subsidiary, including, but not limited to, oral discussions, letter agreements, or any other document concerning the possibility of employment with the Subsidiary. This Agreement may only be changed by an agreement in writing signed by the party against whom enforcement of any waiver, changes, modification, extension or discharge is sought. It cannot be changed orally.

     19. Headings. The headings of the Sections of this Agreement are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     20. Interest on Amounts Payable. If any amounts that are required or determined to be paid or payable or reimbursed or reimbursable to the Employee under this Agreement, under any other plan, agreement, policy or arrangement with the Subsidiary are not paid promptly at the times provided herein or therein, such amounts shall accrue interest at an annual percentage rate of ten percent (10%) from the date such amounts were required or determined to have been paid or payable or reimbursed or reimbursable to the Employee until such amounts and any interest accrued thereon are finally and fully paid; provided, however, that in no event shall the amount of interest contracted for, charged or received hereunder exceed the maximum non-usurious amount of interest allowed by applicable law.

     21. Limitation on Payment. If the benefits provided to Employee under this Agreement or under any other agreement with, or plan of, the Subsidiary (in the aggregate, the "Total Payment") constitute a payment so that an excise tax (the "Excise Tax") is due under Section 280G, Section 4999 or other provision of the Internal Revenue Code of 1986, as amended (the "Code"), then the benefits provided under this Agreement shall be limited to the Reduced Amount. The "Reduced Amount" shall be the largest amount that could be received by Employee under this Agreement such that no part of the Total Payment provided to Employee shall be subject to the Excise Tax. The Reduced Amount shall be calculated by a nationally recognized benefits consulting firm or accounting firm, and such amount shall be presented to Employee for review and approval. If the amount payable to Employee is limited to the Reduced Amount, Employee shall have the right, in Employee's sole discretion, to designate the portion of the Total Payment that should be reduced or eliminated so as to avoid having the benefits provided to Employee under this Agreement be subject to the Excise Tax.

     22. Notification. If the Internal Revenue Service claims in writing that any benefit received under this Agreement constitutes an "excess parachute payment" under Section 280G of the Code, Employee shall notify the Subsidiary in writing of such claim within 10 business days of the claim. Employee shall apprise the Subsidiary of the nature of such claim and the date on which such claim is requested to be paid. Employee shall not pay such claim prior to the expiration of the 30-day period following the date on which Employee provides notice of the claim to the Subsidiary (or such shorter period ending on the date that any payment of taxes with respect to the claim is due). If the Subsidiary notifies Employee in writing prior to the expiration of such period that it desires to contest such claim, Employee shall (i) give the Subsidiary any information reasonably requested by the Subsidiary relating to such claim; (ii) take such action in connection with contesting such claim as the Subsidiary shall reasonably request in writing from time to time; (iii) cooperate with the Subsidiary in good faith in order to effectively contest such claim; and (iv) permit the Subsidiary to participate in any proceedings relating to such claim; provided, however, that the Subsidiary shall bear and pay directly all costs and expenses (including, but not limited to, additional interest and penalties and related legal, consulting or similar fees) incurred in connection with such contest and shall indemnify and hold Employee harmless, on an after-tax basis, for any Excise Tax or other tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses.

     23. Excise Tax Refund. If, after the receipt by Employee of an amount advanced by the Subsidiary in connection with the contest of the Excise Tax claim, Employee becomes entitled to receive any refund with respect to such claim. Employee shall promptly pay to the Subsidiary the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto), provided, however, that if the amount of that refund exceeds the amount advanced by the Subsidiary or it is otherwise determined for any reason that additional amounts could be paid to Employee without incurring any Excise Tax, any such amount will be promptly paid by the Subsidiary to Employee. If, after the receipt of an amount advanced by the Subsidiary in connection with an Excise Tax claim, a determination is made that Employee shall not be entitled to any refund with respect to such claim and the Subsidiary does not notify Employee in writing of its intent to contest the denial of such refund prior to the expiration of 30 days after such determination, such advance shall be forgiven and shall not be required to be repaid and shall be deemed to be in consideration for services rendered after date of the termination of Employee's employment.

     24. Employee's Expenses. All costs and expenses, including reasonable legal, accounting and other advisory fees, incurred by the Employee to prepare responses to an Internal Revenue Service audit of, and otherwise defend, his personal income tax return for any year that is the subject of any such audit or an adverse determination, administrative proceeding or civil litigation arising therefrom that is occasioned by, or related to, an audit by the Internal Revenue Service of the Subsidiary's consolidated income tax returns are, upon written demand by the Employee explaining the basis for the request for such reimbursement or advancement, to be promptly advanced or reimbursed to the Employee or paid directly, on a current basis, by the Subsidiary or its successors.

     Subject to the first paragraph of this Section 24 and except as otherwise provided in this Agreement, if at any time during the term of this Agreement or afterwards there should arise any litigation, hearing or arbitration as to the interpretation or application of any term or condition of this Agreement, the Subsidiary agrees, upon written demand by the Employee (and the employee shall be entitled upon application to any court of competent jurisdiction, to the entry of a mandatory injunction, without the necessity of posting any bond with respect thereto, compelling the Subsidiary), promptly to provide sums sufficient to pay on a current basis, either directly or by reimbursing the Employee, the Employee's costs and reasonable attorneys' fees, including, without limitation, expenses of investigation and disbursements for the fees and expenses of experts, incurred by the Employee in connection with any such litigation, hearing or arbitration; provided, however, if the Employee is not the prevailing party in such litigation, hearing or arbitration, then Employee shall pay or reimburse the Subsidiary for its costs and reasonable attorneys' fees, including, without limitation, expenses of investigation and disbursements for the fees and expenses of experts (other than Affiliates), incurred by the Subsidiary in connection with any such litigation, hearing or arbitration, together with all such costs and fees previously paid by the Subsidiary to or for the benefit of Employee in connection with such litigation, hearing or arbitration.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above shown.

                                        Employee:


                                        /s/ Barry Diamond                 (SEAL)
                                        ---------------------------------
                                        BARRY DIAMOND


                                        Subsidiary:

                                        SED INTERNATIONAL, INC.


                                        By: /s/ Mark Diamond
                                            ------------------------------------
                                        Title: President and COO

                                                                (CORPORATE SEAL)

                                    EXHIBIT A

                                   COMPETITORS

                                Brightpoint, Inc.
                                 Cellstar, Corp.
                                 Brightstar, Inc
                                 Infosonic, Inc.
                               Ingram Micro, Inc.
                                 MetroCell, Inc.
                                 Microage, Inc.
                                Tech Data Corp.

or any of their respective Affiliates.